AMENDMENT NO. 6
TO
LOAN AND SECURITY AGREEMENT

THIS AMENDMENT NO. 6 TO LOAN AND SECURITY AGREEMENT (this “Amendment”) is entered into this 28 day of September, 2006, by and between Silicon Valley Bank (“Bank”) and Sipex Corporation, a Delaware corporation (“Borrower”) whose address is 233 South Hillview Drive, Milpitas, California 95035.

Recitals

A. Bank and Borrower have entered into that certain Loan and Security Agreement dated as of July 21, 2005 (as the same may from time to time be amended, modified, supplemented or restated, the “Loan Agreement”).

B. Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement.

C. Borrower has requested that Bank amend the Loan Agreement to make certain revisions to the Loan Agreement as more fully set forth herein.

D. Bank has agreed to so amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

Agreement

Now, Therefore, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1. Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.

2. Amendments to Loan Agreement.

2.1 Section 2.1.1 (Revolving Advances). The first sentence of Section 2.1.1 is amended to read in its entirety as follows: “Bank will make Advances not exceeding the lesser of (i) the Borrowing Base plus $2,000,000, and (ii) the Committed Revolving Line, minus the Sublimit Utilization Amount.”

2.2 Section 2.1.5 (Term Loan). A new Section 2.1.5 of the Loan Agreement is added as follows:

2.1.5 Term Loan.

a. Subject to the terms and conditions of this Agreement, Bank agrees to lend to Borrower from September 28, 2006 to the Term Loan Commitment Termination Date, a term loan (“Term Loan”) in an aggregate amount not to exceed the Term Loan Commitment. Each Term Loan made thereafter shall be in an amount not less than $500,000. The number of Term Loans shall not exceed 2.

b. Interest accrues from the date of each Term Loan at the rate set forth in Section 2.3. Interest on each Term Loan shall be payable beginning on the first day of the month following the funding date of such Term Loan. Each Term Loan shall be payable in thirty-six (36) equal monthly installments of principal plus accrued interest. When repaid or prepaid, the Term Loan may not be reborrowed.

c. Bank’s obligation to lend hereunder shall terminate on the earlier of (i) the occurrence and continuance of an Event of Default or if there exists any event, condition, or act which with notice or lapse of time, or both, would constitute an Event of Default or (ii) the Term Loan Commitment Termination Date.

2.3 Section 2.3 (Interest Rate, Payments.). Section 2.3(a) is amended in its entirety to read as follows:

(a) Interest Rate. Advances accrue interest on the outstanding principal balance at a per annum rate at the “Interest Rate” as set forth in the LIBOR Supplement, attached hereto as Exhibit E. The Term Loan shall bear interest on the outstanding principal amount thereof from the date when made until paid in full at a rate per annum equal to 9.25%. The After an Event of Default, Obligations accrue interest at 5 percent above the rate effective immediately before the Event of Default. The interest rate increases or decreases when the Prime Rate changes. Interest is computed on a 360 day year for the actual number of days elapsed.

2.4 Section 2.4 (Fees). Section 2.4(a) is deleted in its entirety.

2.5 Section 6.2 (Financial Statements, Reports, Certificates). Section 6.2 is amended in its entirety to read as follows:

Section 6.2 (Financial Statements, Reports, Certificates).

(a) Borrower will deliver to Bank: (i) as soon as available, but no later than the earlier of within 5 days of filing with the SEC or 50 days after the end of each fiscal quarter, Borrower’s Report on Form 10-Q containing consolidated financial statements prepared under GAAP, consistently applied, subject to year-end audit adjustments and the absence of footnotes and a deferred revenue report; (ii) as soon as available, but no later than the earlier of within 5 days of filing with the SEC or 90 days after the end of each fiscal year, Borrower’s Report on Form 10-K containing audited consolidated financial statements prepared under GAAP, consistently applied, together with an unqualified opinion on the financial statements from an independent certified public accounting firm reasonably acceptable to Bank; (iii) a prompt report of any legal actions pending or threatened against Borrower or any Subsidiary that could reasonably result in damages or costs to Borrower or any Subsidiary of $500,000 or more; (iv) within 45 days of the end of each fiscal year budgets, sales projections, operating plans, 8-K filings or other financial information Bank reasonably requests, including, a business forecast for the next fiscal year, including quarterly projected balance sheets, income statements and cash flow statements; and (v) any other information regarding the operations, business affairs or financial condition of the Borrower or any Subsidiary, or compliance with the terms of this Agreement, Bank reasonably requests.

(b) Intentionally Blank.

(c) will deliver to Bank with the financial statements required in subsection (a) above, a Compliance Certificate signed by a Responsible Officer in the form of Exhibit C.

(d) Within 30 days after the end of each fiscal quarter (monthly if the Credit Extensions (other than the Term Loans) exceed an aggregate amount of $2,000,000), Borrower shall provide to Bank (i) a detailed aging of its accounts receivable and accounts payable, and (ii) a Borrowing Base Certificate signed by a Responsible Officer.

(e) Borrower will allow Bank to audit Borrower’s Collateral at Borrower’s reasonable expense. Such audits will be conducted no more often than every 3 months unless an Event of Default or an event which, with notice or passage of time or both would constitute an Event of Default, has occurred and is continuing.

2.6 Section 6.7 (Financial Covenants). Section 6.7 is amended in its entirety to read as follows:

(a) Minimum Liquidity Ratio. Borrower will maintain as of the last day of each fiscal quarter, a Liquidity Ratio of not less than 2.50:1.00. The Liquidity Ratio is calculated as the sum of (i) Borrower’s unrestricted cash and cash equivalents, short-term marketable securities and 50% of consolidated Accounts divided by (ii) the Obligations.

(b) Tangible Net Worth. Borrower will maintain, as of the last day of each fiscal quarter set forth below, a Tangible Net Worth of at least the amount set forth opposite such date. For purposes of this calculation, up to $5,000,000 in an aggregate amount of non-cash charges relating to inventory write-downs and/or restructuring charges may be added to Tangible Net Worth.

Fiscal Quarter Ending Date	Minimum Tangible Net Worth
September 30, 2006	$600,000

December 31, 2006	(-$5,500,000)

March 31, 2007	(-$10,000,000)

June 30, 2007	(-$13,000,000)

and each fiscal quarter thereafter	(-$13,000,000) plus 50% of any positive net income (with no adjustment for losses) and 50% of any new equity raised

2.7 Section 13 (Definitions). The following terms and their respective definitions set forth in Section 13.1 are amended in their entirety and replaced with the following:

“Business Day” means a day of the year (a) that is not a Saturday, Sunday or other day on which banks in the State of California or the City of London are authorized or required to close and (b) on which dealings are carried on in the interbank market in which Bank customarily participates.

“Credit Extension” is each Advance, Term Loan, Letter of Credit, Exchange Contract, Cash Management Service or any other extension of credit by Bank for Borrower’s benefit.

“Revolving Maturity Date” is September 29, 2007.

2.8 Section 13 (Definitions). The following definitions are added to Section 13 in their appropriate alphabetical positions:

“Term Loan” is a term loan made under the Term Loan Commitment.

“Term Loan Commitment” is an aggregate principal amount equal to $2,000,000.

“Term Loan Commitment Termination Date” is December 31, 2006.

2.9 Exhibits to the Loan Agreement. Exhibit C (Compliance Certificate) is deleted and replaced with the form attached hereto as Exhibit A. Exhibit D (Borrowing Base Certificate) is deleted and replaced with the form attached hereto as Exhibit B. A new Exhibit E (LIBOR Supplement) is added in the form of attached hereto as Exhibit C.

3. Limitation of Amendments.

3.1 The amendments set forth in Sections 2 above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.

3.2 This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

4. Representations and Warranties. To induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank as follows:

4.1 Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

4.2 Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

4.3 The organizational documents of Borrower delivered to Bank on the Effective Date remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

4.4 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;

4.5 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

4.6 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on either Borrower, except as already has been obtained or made; and

4.7 This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

5. Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

6. Effectiveness. This Amendment shall be deemed effective upon (a) the due execution and delivery to Bank of this Amendment and the LIBOR Supplement, by each party hereto, (b) Bank’s receipt of lien searches from the States of Delaware, California and Massachusetts, each in form and substance satisfactory to Bank, (c) Bank’s receipt of certificates of good standings from the States of Delaware and California, and (d) Borrower’s payment to Bank of a commitment fee in an amount equal to $12,000.

[Signature page follows.]

In Witness Whereof, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BANK	BORROWER
Silicon Valley Bank By: /s/ Ray Aguilar Name: Ray Aguilar Title: Relationship Manager	Sipex Corporation By: /s/ Clyde R. Wallin Name: Clyde R. Wallin Title: CFO

EXHIBIT A

EXHIBIT C

COMPLIANCE CERTIFICATE

TO: FROM:	SILICON VALLEY BANK 3003 Tasman Drive Santa Clara, CA 95054 Sipex Corporation

The undersigned authorized officer (“Officer”) of Sipex Corporation (“Borrower”) certifies that under the terms and conditions of the Loan and Security Agreement between Borrower and Bank (the “Agreement”), (i) Borrower is in complete compliance for the period ending      with all required covenants except as noted below, and (ii) all representations and warranties in the Agreement are true and correct in all material respects on this date. In addition, the Officer certifies that Borrower and each Subsidiary (i) has timely filed all required tax returns and paid, or made adequate provision to pay, all material taxes, except those being contested in good faith with adequate reserves under GAAP and (ii) does not have any legal actions pending or threatened against Borrower or any Subsidiary of which Borrower has not notified Bank in accordance with Section 6.2 of the Agreement. Attached are the required documents supporting the certifications contained herein. The Officer certifies that these are prepared in accordance with GAAP consistently applied from one period to the next except as explained in an accompanying letter or footnotes. The Officer acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required	Complies
Compliance Certificate	With 10Q and 10K financial statements and with Cash Holding Report and Deferred Revenue Report	Yes	No

10Q, 10K (Audited) with financial statements	Within earlier of 5 days of issuance or 50 days of quarter end for 10Q and 90 days for 10K	Yes	No

A/R and A/P Aging Report and Borrowing Base Certificate	Quarterly unless Credit Extensions (other than Term Loans) exceed $2,000,000, then monthly, each within 30 days	Yes	No

Annual Forecast along with business forecast, quarterly projected balance sheets, income statements and cash flow statements	Annually within 45 days of FYE	Yes	No

Any other information regarding the operations, business affairs or financial condition of the Borrower or any Subsidiary as Bank may request	Promptly after Bank requests	Yes	No

Financial Covenant	Required	Actual	Complies

Maintain (at quarter end):

Minimum Liquidity Ratio	2.5:1.00	:1.00	Yes	No

Maintain (at quarter end):

Minimum Tangible Net Worth	$600,000 (at 9/30/06)
(-$5,500,000) (at
12/31/06)
(-$10,000,000) (at
3/31/07)
(-$13,000,000) (at
6/30/07)
(-$13,000,000) plus
50% of any positive
net income (with no
adjustment for
losses) and 50% of
any new equity
raised, each quarter
	thereafter	$	Yes	No

Borrower has deposit accounts located at the following institutions only: Silicon Valley Bank

Comments	BANK USE ONLY
Regarding	Received by:
Exceptions: See Attached.	AUTHORIZED SIGNER Date:
Sincerely,	Verified:
Sipex Corporation Signature	AUTHORIZED SIGNER Date:
Title	Compliance Status: Yes No

Date

EXHIBIT B

EXHIBIT D

BORROWING BASE CERTIFICATE

Borrower: Sipex Corporation Bank:Silicon Valley Bank Commitment Amount:	$5,000,000

ACCOUNTS RECEIVABLE
Accounts Receivable Book Value as of ____________________		$—
Additions (please explain on reverse)		$—
TOTAL ACCOUNTS RECEIVABLE		$—
ACCOUNTS RECEIVABLE DEDUCTIONS (without duplication)
Amounts over 90 days due		$—
Balance of 50% over 90 day accounts		$—
Credit balances over 90 days		$—
Concentration Limits		$—
Foreign Accounts		$—
Governmental Accounts		$—
Contra Accounts	$	_______________
Promotion or Demo Accounts	$	_______________
Intercompany/Employee Accounts	$	_______________
Disputed Accounts	$	_______________
Deferred Revenue	$	_______________
Other (please explain on reverse)		$—
TOTAL ACCOUNTS RECEIVABLE DEDUCTIONS	$	_______________
Eligible Accounts (#3 minus #16)	$	_______________
ELIGIBLE AMOUNT OF ACCOUNTS ( ____% of #17)	$	_______________
N/A
N/A
BALANCES
Maximum Loan Amount	$	_______________
Total Funds Available [Lesser of #21 or (#18 plus $2,000,000)]	$	_______________
Present balance owing on Line of Credit	$	_______________
Outstanding under Sublimits	$	_______________
RESERVE POSITION (#22 minus #23 and #24)	$	_______________

The undersigned represents and warrants that this is true, complete and correct, and that the information in this Borrowing Base Certificate complies with the representations and warranties in the Loan and Security Agreement between the undersigned and Silicon Valley Bank.

BANK USE ONLY
Received by: _____________________
authorized signer
Date: __________________________
COMMENTS:	Verified: ________________________
By: ___________________________	authorized signer
Authorized Signer	Date: ___________________________
Date:	Compliance Status: Yes No

EXHIBIT C

EXHIBIT E

Libor Supplement to Loan and Security Agreement

This LIBOR Supplement to Loan and Security Agreement (the “Supplement”) is a supplement to the Loan and Security Agreement dated as of July 21, 2005 (as amended from time to time, the “Loan Agreement”) between Silicon Valley Bank (“Bank”) and Sipex Corporation, a Delaware corporation (“Borrower”), and forms a part of and is incorporated by reference into the Loan Agreement. Capitalized terms not defined herein shall have the meanings given to them in the Loan Agreement.

1.	Definitions.

“Interest Period” means for each LIBOR Rate Advance, a period of one, two or three months, as the Borrower may select, provided that the last day of an Interest Period for a LIBOR Rate Advance shall be determined in accordance with the practices of the LIBOR interbank market as from time to time in effect; provided, further, (a) in all cases such period shall expire not later than the Revolving Maturity Date, (b) if any Interest Period would otherwise end on a day that is not a Business Day, that Interest Period shall be extended to the following Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the preceding Business Day, (c) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period, and (d) interest shall accrue from and include the first Business Day of an Interest Period but exclude the last Business Day of such Interest Period.

“Interest Rate” shall mean as to: (a) Prime Rate Loans, a rate of Prime Rate; and (b) LIBOR Rate Advances, a rate of 2.75% per annum in excess of the LIBOR Rate (based on the LIBOR Rate applicable for the Interest Period selected by the Borrower).

“LIBOR Base Rate” means, for any Interest Period for a LIBOR Rate Advance, the rate of interest per annum determined by Bank (which determination shall, absent manifest error, be final, conclusive and binding on all parties) to be the per annum rate of interest at which deposits in United States Dollars are offered to Bank in the London interbank market in which Bank may customarily participate at 11:00 A.M. (local time in such interbank market) two Business Days before the first day of such Interest Period for a period approximately equal to such Interest Period and in an amount approximately equal to the amount of such Advance.

“LIBOR Rate” is, for any Interest Period for a LIBOR Rate Advance, a rate per annum (rounded upwards, if necessary, to the nearest 1/16 of 1%) equal to (i) the LIBOR Base Rate for such Interest Period divided by (ii) 1.0 minus the Reserve Requirement for such Interest Period.

“LIBOR Rate Advance” means any Advance on which the Interest Rate is based on the LIBOR Rate.

“Prime Rate” means the variable rate of interest per annum, most recently announced by Bank as its “prime rate,” whether or not such announced rate is the lowest rate available from Bank. The interest rate applicable to the Prime Rate Advances shall change on each date there is a change in the Prime Rate.

“Prime Rate Advance” means any Advance on which the Interest Rate is based on the Prime Rate in accordance with the terms hereof.

“Regulatory Change” means, with respect to Bank, any change on or after the date of this Supplement in U.S. federal, state or foreign laws or regulations, including Regulation D, or the adoption or making on or after such date of any interpretations, directives or requests applying to a class of lenders including Bank of or under any U.S. federal, state or foreign laws or regulations (whether or not having the force of law) by any court or governmental or monetary authority charged with the interpretation or administration of the laws.

“Reserve Requirement” means, for any Interest Period, the average maximum rate at which reserves (including any marginal, supplemental or emergency reserves) are required to be maintained during such Interest Period under Regulation D against “Eurocurrency liabilities” (as such term is used in Regulation D) by member banks of the Federal Reserve System. Without limiting the effect of the foregoing, the Reserve Requirement shall reflect any other reserves required to be maintained by Bank by reason of any Regulatory Change against (i) any category of liabilities which includes deposits by reference to which the LIBOR Rate is to be determined as provided in the definition of “LIBOR Base Rate” or (ii) any category of extensions of credit or other assets which include Advances.

2.	Requests of Initial Advances and Continuation of Advances.

(a) Each LIBOR Rate Advance shall be made upon the irrevocable written request of Borrower received by Bank not later than 11:00 a.m. (California time) on the Business Day three Business Days prior to the date such Advance is to be made. Each such notice shall specify the date such Advance is to be made, which day shall be a Business Day, the amount of such Advance, the Interest Period for such Advance, and comply with such other requirements as Bank determines are reasonable or desirable in connection therewith.

(b) Each written request for a LIBOR Rate Advance shall be in the form of a LIBOR Rate Advance Borrowing Certificate as set forth on Exhibit A, which shall be duly executed by the Borrower.

(c) Each Prime Rate Advance shall be made upon the irrevocable written request of Borrower received by Bank not later than 11:00 a.m. (California time) on the Business Day one (1) Business on which such Advance is to be made. Each such notice shall specify the date such Advance is to be made, which day shall be a Business Day, and the amount of such Advance, and comply with such other requirements as Bank determines are reasonable or desirable in connection therewith.

3.	Conversion/Continuation of Advances.

(a) Borrower may from time to time submit in writing a request that Prime Rate Advances be converted to LIBOR Rate Advances or that any existing LIBOR Rate Advances continue for an additional Interest Period. Such request shall specify the amount of the Prime Rate Advances which will constitute LIBOR Rate Advances (subject to the limits set forth below) and the Interest Period to be applicable to such LIBOR Rate Advances. Each written request for a conversion to a LIBOR Rate Advance or a continuation of a LIBOR Rate Advance shall be substantially in the form of a LIBOR Rate Conversion/Continuation Certificate as set forth on Exhibit B which shall be duly executed by Borrower. Subject to the terms and conditions contained herein, three (3) Business Days after Bank’s receipt of such a request from Borrower, such Prime Rate Advances shall be converted to a LIBOR Rate Advance or such LIBOR Rate Advances shall continue, as the case may be provided that:

(i) no Event of Default or event which with notice or passage of time or both would constitute an Event of Default exists;

(ii) no party hereto shall have sent any notice of termination of this Supplement or of the Loan Agreement;

(iii) Borrower shall have complied with such customary procedures as Bank has established from time to time for Borrower’s requests for LIBOR Rate Advances;

(iv) the amount of a LIBOR Rate Advance shall be $250,000 or such greater amount which is an integral multiple of $250,000; and

(v) Bank shall have determined that the Interest Period and LIBOR Rate is available to Bank which can be readily determined as of the date of the request for such LIBOR Rate Advance.

(b) Any request by Borrower to convert Prime Rate Advances to LIBOR Rate Advances or continue any existing LIBOR Rate Advances shall be irrevocable. Notwithstanding anything to the contrary contained herein, Bank shall not be required to purchase United States Dollar deposits in the London interbank market or other applicable LIBOR Rate market to fund any LIBOR Rate Advances, but the provisions hereof shall be deemed to apply as if Bank had purchased such deposits to fund the LIBOR Rate Advances.

(c) Any LIBOR Rate Advance shall automatically convert to a Prime Rate Advance upon the last day of the applicable Interest Period, unless Bank has received a request prior to the end of the Interest Period to convert such LIBOR Rate Advance to a Prime Rate Advance or continue such Advance as a LIBOR Rate Advance for a different Interest Period. Any LIBOR Rate Advances shall, at Bank’s option, convert to Prime Rate Advances in the event that (i) an Event of Default, or event which with the notice or passage of time or both would constitute an Event of Default, shall exist, or (ii) this Supplement or the Loan Agreement shall terminate. Borrower agrees to pay Bank, upon demand by Bank (or Bank may, at its option, charge Borrower’s loan account), any amounts required to compensate Bank for any loss (including loss of anticipated profits), cost or expense incurred by such Person as a result of the conversion of LIBOR Rate Advances to Prime Rate Advances pursuant to any of the foregoing.

(d) On all Advances, interest shall be payable by Borrower to Bank monthly in arrears not later than the payment date in each calendar month at the applicable Interest Rate.

4.	Additional Requirements/Provisions Regarding LIBOR Rate Advances, Etc.

(a) If for any reason (including voluntary or mandatory prepayment or acceleration), Bank receives all or part of the principal amount of a LIBOR Rate Advance on a day during an Interest Period on which such amount is not due, Borrower shall, on demand by Bank, pay Bank the amount (if any) by which (i) the additional interest which would have been payable on the amount so received had it not been received until the last day of such Interest Period exceeds (ii) the interest which would have been recoverable by Bank by placing the amount so received on deposit in the certificate of deposit markets or the offshore currency interbank markets or United States Treasury investment products, as the case may be, for a period starting on the date on which it was so received and ending on the last day of such Interest Period at the interest rate determined by Bank in its reasonable discretion. Bank’s determination as to such amount shall be conclusive absent manifest error.

(b) Borrower shall pay to Bank, upon demand by Bank, from time to time such amounts as Bank may determine to be necessary to compensate it for any costs incurred by Bank that Bank determines are attributable to its making or maintaining of any amount receivable by Bank hereunder in respect of any Advances relating thereto (such increases in costs and reductions in amounts receivable being herein called “Additional Costs”), in each case resulting from any Regulatory Change which:

(i) changes the basis of taxation of any amounts payable to Bank under this Supplement in respect of any Advances (other than changes which affect taxes measured by or imposed on the overall net income of Bank by the jurisdiction in which such Bank had its principal office); or

(ii) imposes or modifies any reserve, special deposit or similar requirements relating to any extensions of credit or other assets of, or any deposits with or other liabilities of Bank (including any Loans or any deposits referred to in the definition of “LIBOR Base Rate”); or

(iii) imposes any other condition affecting this Supplement (or any of such extensions of credit or liabilities).

Bank will notify Borrower of any event occurring after the date of the Loan Agreement which will entitle Bank to compensation pursuant to this section as promptly as practicable after it obtains knowledge thereof and determines to request such compensation. Bank will furnish Borrower with a statement setting forth the basis and amount of each request by Bank for compensation under this Section 4. Determinations and allocations by Bank for purposes of this Section 4 of the effect of any Regulatory Change on its costs of maintaining its obligations to make Advances or of making or maintaining Advances or on amounts receivable by it in respect of Advances, and of the additional amounts required to compensate Bank in respect of any Additional Costs, shall be conclusive absent manifest error.

(c) Borrower shall pay to Bank, upon the request of Bank, such amount or amounts as shall be sufficient (in the sole good faith opinion of such Bank) to compensate it for any loss, costs or expense incurred by it as a result of any failure by Borrower to (i) borrow a LIBOR Rate Advance on the date for such borrowing, (ii) convert a Prime Rate Advance to a LIBOR Advance, or (iii) continue a LIBOR Rate Advance for another Interest Period, in each case as specified in the relevant notice of hereunder.

(d) If Bank shall determine that the adoption or implementation of any applicable law, rule, regulation or treaty regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by Bank (or its applicable lending office) with any regulation or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on capital of Bank or any Person controlling the Bank (a “Parent”) as a consequence of its obligations hereunder to a level below that which Bank (or its Parent) could have achieved but for such adoption, change or compliance (taking into consideration its policies with respect to capital adequacy) by an amount deemed by Bank to be material, then from time to time, within 15 days after demand by Bank, Borrower shall pay to Bank such additional amount or amounts as will compensate Bank for such reduction. A statement of Bank claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive absent manifest error.

(e) If at any time Bank, in its sole and absolute discretion, determines that: (i) the amount (if the LIBOR Rate Advances for periods equal to the corresponding Interest Periods are not available to Bank in the offshore currency interbank markets), or (ii) the LIBOR Rate does not accurately reflect the cost to Bank of lending the LIBOR Rate Advances, Bank shall promptly give notice thereof to Borrower, and upon the giving of such notice Bank’s obligation to make the LIBOR Rate Advances shall terminate, unless Bank and the Borrower agree in writing to a different interest rate applicable to LIBOR Rate Advances. If it shall become unlawful for Bank to continue to fund or maintain any Advances, or to perform its obligations hereunder, upon demand by Bank, Borrower shall prepay the Advances in full with accrued interest thereon and all other amounts payable by Borrower hereunder (including, without limitation, any amount payable in connection with such prepayment pursuant to Section 4(a)).

5. General Provisions. In the event that Bank shall have determined (which determination shall be final and conclusive and binding upon all parties hereto) with respect to any LIBOR Rate Advance that, by reason of circumstances affecting the London interbank market, adequate and fair means do not exist for ascertaining the interest rate applicable to such Advance on the basis provided for in the definition of LIBOR, Bank shall on such date give notice (by facsimile or by telephone confirmed in writing) to Borrower of such determination, whereupon (i) no Advances may be made as, or converted to, LIBOR Rate Advances until such time as Bank notifies Borrower that the circumstances giving rise to such notice no longer exist, and (ii) any Notice of Borrowing or Notice of Conversion/Continuation given by Borrower with respect to LIBOR Rate Advances in respect of which such determination was made shall be deemed to be rescinded by Borrower.

Acknowledged by Borrower:

SIPEX CORPORATION,

a Delaware corporation

By:

Title:

EXHIBIT A

LIBOR RATE ADVANCE BORROWING CERTIFICATE

The undersigned hereby certifies as follows:

I,      , am the duly elected and acting      of Sipex Corporation, a Delaware corporation (“Borrower”).

This certificate is delivered pursuant to Section 2 of that certain LIBOR Supplement to Agreement together with the Loan and Security Agreement between Borrower and Silicon Valley Bank (“Bank”) (as amended from time to time, the “Loan Agreement”). The terms used in this Borrowing Certificate which are defined in the Loan Agreement have the same meaning herein as ascribed to them therein.

Borrower hereby requests on      , 200     a LIBOR Rate Advance (the “Advance”) as follows:

(a) The date on which the Advance is to be made is      , 200_.

(b) The amount of the Advance is to be      ($     ), for an Interest Period of [     months].

All representations and warranties of Borrower stated in the Loan Agreement are true, correct and complete in all material respects as of the date of this request for an Advance; provided, however, that those representations and warranties expressly referring to another date shall be true, correct and complete, in all material respects as of such date.

IN WITNESS WHEREOF, this Borrowing Base Certificate is executed by the undersigned as of this      day of      , 200_.

SIPEX CORPORATION,

a Delaware corporation

By:
Title:

For Internal Bank Use Only

LIBOR Pricing Date	LIBOR Rate	LIBOR Rate Variance	Maturity Date
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EXHIBIT B

LIBOR RATE CONVERSION/CONTINUATION CERTIFICATE

[if required under LIBOR Supplement]

The undersigned hereby certifies as follows:

I,      , am the duly elected and acting      of Sipex Corporation, a Delaware corporation (“Borrower”).

This certificate is delivered pursuant to Section 2 of that certain LIBOR Supplement to Agreement together with the Loan and Security Agreement between Borrower and Silicon Valley Bank (“Bank”) (as amended from time to time, the “Loan Agreement”). The terms used in this LIBOR Rate Conversion/Continuation Certificate which are defined in the Loan Agreement have the same meaning herein as ascribed to them therein.

Borrower hereby requests on      , 200     a LIBOR Rate Advance (the “Advance”) as follows:

(a)	(i) A rate conversion of an existing Prime Rate Advance from a Prime Rate Advance to a LIBOR Rate Advance; or

(ii) A continuation of an existing LIBOR Rate Advance, which currently has an Interest Period of [ months] as a LIBOR Rate Advance;

[Check (i) or (ii) above]

(b)	The date on which the Advance is to be made is , 200_.

(c) The amount of the Advance is to be      ($     ), for an Interest Period of [     months].

All representations and warranties of Borrower stated in the Loan Agreement are true, correct and complete in all material respects as of the date of this request for a loan; provided, however, that those representations and warranties expressly referring to another date shall be true, correct and complete, in all material respects as of such date.

IN WITNESS WHEREOF, this LIBOR Rate Conversion/Continuation Certificate is executed by the undersigned as of this      day of      , 200_.

SIPEX CORPORATION,

a Delaware corporation

By:
Title:

For Internal Bank Use Only

LIBOR Pricing Date	LIBOR Rate	LIBOR Rate Variance	Maturity Date
%